EXHIBIT 99.1

400 Centre Street, Newton, MA 02458	tel: (617) 332-3990 fax: (617) 969-5730

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Manager of Investor Relations

Carlynn Finn, Investor Relations Analyst

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Announces Results For The Periods Ended September 30, 2007

Westlake, OH (November 13, 2007):  TravelCenters of America LLC (AMEX: TA) today announced financial results for the periods ended September 30, 2007.

Recent Developments

TravelCenters of America LLC, or TA, became a public company on January 31, 2007. On May 30, 2007, TA acquired Petro Stopping Centers, L.P., or Petro. Because of the significance of these transactions, our historical financial data may have only limited relevance to investors. Consequently, in addition to the historical financial data presented in this press release, we are furnishing supplemental data that we believe may help investors understand our business. Included in this supplemental data is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, and EBITDAR excluding the impact of certain noncash items and certain items that we consider to be nonrecurring as a result of the changes that we experienced on January 31, and May 30, 2007, the reorganization described below or otherwise, or Adjusted EBITDAR.

At September 30, 2007, our business included 234 sites, 165 of which were operated under the “TravelCenters of America” or “TA” brand names and 69 that were operated under the “Petro” brand name.

Earnings

Revenues were $1.8 billion for the three months ended September 30, 2007, and $4.4 billion for the nine months ended September 30, 2007 (which includes the results of TravelCenters of America, Inc., our predecessor, for the one month ended January 31, 2007) compared with our predecessor’s revenues of $1.3 billion and $3.7 billion, respectively, for the comparable 2006 periods.

During the three and eight months ended September 30, 2007, we realized net losses of $21.6 million ($1.56 per share) and $41.0 million ($3.90 per share), respectively.

During the three months ended September 30, 2007, we had EBITDAR and Adjusted EBITDAR of $52.9 million and $60.5 million, respectively. EBITDAR and Adjusted EBITDAR decreased by $3.3 million and $0.8 million, respectively, compared to our predecessor’s results for the comparable 2006 period.

During the nine months ended September 30, 2007, we and our predecessor combined had EBITDAR and Adjusted EBITDAR of $62.8 million and $144.9 million, respectively. EBITDAR for the nine months of 2007 declined by $72.4 million as compared to the comparable 2006 period principally due to $80 million of aggregate costs incurred by our predecessor in January 2007 associated with its merger with us. Adjusted EBITDAR for the first nine months of 2007 decreased by $1.4 million as compared to our predecessor’s results for the comparable 2006 period.

Liquidity

On July 3, 2007, we sold 4,868,600 common shares in a public offering at $41.10 per share before underwriting discounts and offering expenses. On August 1, 2007, underwriters for that offering partially exercised their over allotment option and purchased 466,490 additional common shares on the same terms. In total, our net proceeds from this offering, after underwriting discounts and offering expenses, were $205 million.

As described below, as of September 30, 2007, our commitments and plans for acquisitions, development and redevelopment are substantial, totaling at least $328 million. Included in this amount are our acquisition commitments, including planned improvements to currently operating travel centers recently acquired or to be acquired, that total $37 million; our Operation Refresh commitments and plans total at least $114 million; our unfunded development costs total $122 million, including the cost of the parcels not yet owned; and our expected cost of redevelopment and reimaging of eight older properties totals $55 million.

We believe that with our cash balance of $279 million at September 30, 2007, and our ability to draw up to $125 million from our principal landlord for property improvements as described below, we have adequate capital resources to fund our activities for the foreseeable future. Further, we expect during the fourth quarter of 2007, we expect to enter a $100 million revolving credit facility secured by our accounts receivable and inventory which we are currently negotiating with a large commercial bank.

Staff Reorganization

In August 2007, we announced plans for a staff reorganization. There are two primary parts to our staff reorganization plan.

•                  We realigned functions within our field management and corporate office marketing and operations departments. Through September 30, 2007, we terminated 85 operations management employees. During the third quarter, we incurred charges of $0.7 million of separation payments and relocation costs in connection with this reorganization. This part of our reorganization was substantially completed during September 2007.

•                  We consolidated functions within our corporate office, primarily to eliminate duplication resulting from our acquisition of Petro. Through September 30, 2007, 32 corporate office employees were terminated. We expect that the process of consolidating these functions will continue during the remainder of 2007 and into 2008 as we integrate systems and back office functions and that a total of 60 positions will be eliminated. We expect this part of our reorganization to be complete by mid-2008.

•                  We expect annual savings associated with our staff reorganization of approximately $8 million.

Other Synergies from the Petro Acquisition

During the period beginning on the date we acquired Petro through November 13, 2007, we have renegotiated arrangements with numerous vendors that supply us with various goods and services. As of November 13, 2007, we estimate that savings associated with these renegotiations will total $9 million annually and that a substantial part of these savings will be realized in 2008.

When we announced the Petro acquisition, we disclosed that we expected $14 million of synergies from a combination of consolidation of functions, renegotiation of supply and other vendor arrangements and the impact of improvements at several properties operated by Petro which were not stabilized in the historical 2006 period. On August 14, 2007, we announced an increased estimate to $16 million. A continuation or worsening of the current operating environment, described below for the remainder of 2007 and into 2008 may prevent our achieving the part of our previous estimates that is related to improvements at the Petro properties which were not stabilized in the 2006 period. However, we currently believe that our staff reorganization and procurement savings will result in annual savings during the 2008 period of approximately $17 million, although the impact of these improvements may be masked by a continuation or worsening of the current operating environment if that occurs.

Quarterly Business Update

For the three months ended September 30, 2007, our results showed significant differences as compared to the results of our predecessor for the comparable period of 2006, most of which were due to our acquisition of Petro on May 30, 2007. The acquisition of Petro accounted for a 35.6% increase in fuel revenue, a 34.0% increase in fuel gross margin, a 37.9% increase in nonfuel revenue, a 35.6% increase in non fuel gross margin, a 35.2% increase in total gross margin and a 40.3% increase in site level operating expenses.

Operating results in our industry for the three months ended September 30, 2007, were adversely affected by slowing economic growth in the United States generally and, in particular, within the trucking industry. We believe that the relative weakness of the U.S. economy, the slowing in the housing market and durable goods orders, and the historically high cost of crude oil, among other factors, have led to reduced demand by shippers for trucks to carry freight. As a result, total miles driven by trucks were down for the third quarter as compared to the prior year quarter. The decline in miles driven by our trucking customers resulted in greater competition within our industry for the fueling customer.  Market forces drove diesel and gasoline prices steadily upward throughout the 2007 third quarter; this tends also to reduce demand and to compress our operating financial margins over time.  Many U.S. trucking fleets are reporting some reduced ability to pass through the increased cost of fuel to their customers, which has focused the attention of our fleet customers on the cost of fuel and further compressed fuel margins. These negative pressures in the market had an adverse effect on our results for the third quarter and may continue to affect us.

During the three month period ended September 30, 2007, as compared to the same period in 2006, our TA and Petro sites combined experienced a decline in diesel fuel and gasoline sales volumes on a same site basis of 3.5% and a decline in margin of $0.023 per gallon or 19.8%. Nonfuel revenue and nonfuel margin increased $2.7 million, or 0.9%, and $2.6 million, or 1.4%, respectively, on a same site basis, while site level operating expenses increased $6.4 million, or 4.2% on a same site basis.

During the three month period ended September 30, 2007, as compared to the same period in 2006, our TA sites experienced a decline in diesel fuel and gasoline sales volumes on a same site basis of 3.2% and a decline in margin of $0.016 per gallon, or 14.9%. Nonfuel revenue and nonfuel margin increased $3.5 million, or 1.5%, and $2.3 million, or 2.1%, respectively, on a same site basis, while site level operating expenses increased $5.0 million, or 4.6%, on a same site basis.

During the three month period ended September 30, 2007, as compared to the same period in 2006, our Petro sites experienced a decline in diesel fuel and gasoline sales volumes on a same site basis of 4.5% and a decline in margin of $0.038 per gallon, or 29.5%. Nonfuel revenue and nonfuel margin decreased $0.8 million, or 0.9%, and increased $0.3 million, or 0.6%, respectively, on a same site basis, while site level operating expenses increased $1.3 million, or 3.1% on a same site basis.

Selling, general and administrative expenses for the three months ended September 30, 2007, were $32.8 million, representing an increase from the same period in 2006 of $19.1 million, of which $7.3 million resulted from the Petro acquisition and $6.4 million resulted from separation payments under employment agreements with various former executive officers and retention payments to certain employees who remained in our employ through specified dates.

Capital Expenditures

Earlier in 2007 we implemented a program we call “Operation Refresh”, a plan to invest $125 million to $150 million to upgrade the quality of our TA locations and make them more attractive to customers. Through September 30, 2007, we invested $11.5 million in Operation Refresh capital projects. We expect to spend approximately $40 million in 2007 and $70 million in 2008 in this program. We expect that a substantial portion of this program will be funded by Hospitality Properties Trust, or HPT, our principal landlord, as we draw the $125 million (limited to $25 million annually) of committed funding for capital improvements at properties leased from HPT.

During the three months ended September 30, 2007, we invested $36.6 million in capital projects, including $14.0 million which we consider to be sustaining capital expenditures, $8.7 million for Operation Refresh and $13.9 million which we consider to be growth related capital expenditures.

	Three months	Eight months
	Ended	Ended
	September 30, 2007	September 30, 2007

Sustaining	$13,998	$26,175
Operation Refresh	8,730	11,532
Existing network improvements	4,291	10,888
Network expansion/development	9,137	26,592
Acquisition/conversion of operating sites	407	3,800
Total capital expenditures	$36,563	$78,987

Through September 30, 2007, we have received $15.5 million of funding for capital improvements from HPT. Of the total amount received from HPT, $14.1 million represented reimbursements from HPT that did not result in increased rent.

Recent Property Changes

•                  Acquisition activities:

•                  As of September 30, 2007, we had three operating properties under contract for purchase for an aggregate of $21 million.  We completed our acquisition of one of these properties in November 2007, and we expect the remaining acquisitions to close during the fourth quarter of 2007.  We expect the total acquisition cost plus the cost of our planned improvements at these three sites will be $37 million.  Although we are currently negotiating or reviewing several additional operating property acquisition opportunities, none of these opportunities are the subject of final contracts as of today.

•                  Development activities:

•                  We completed our redevelopment of a travel center in Brunswick, GA, at Exit 29 off highway I-95, and reopened this site on August 1, 2007. The Brunswick redevelopment was completed at a cost of $5.5 million. This 28 acre site now includes a 6 bay repair shop and a separate 9,553 square foot facility housing a convenience store and three quick serve restaurants, or QSRs. The fuel offering at this site is currently limited to gasoline and includes 16 fueling positions.

•                  As of September 30, 2007, we owned five vacant land parcels.  We purchased an additional land parcel in November 2007.  We intend to develop these parcels into new travel centers.  In addition, we expect to develop new travel centers on three additional parcels of land we have under contract or negotiation, one of which we expect will be owned by our joint venture.  We expect that the development cost, excluding amounts expended through September 30, 2007, of all nine of these sites will be $122 million.  We currently expect that three of these sites will be completed during the second half of 2008 and the remainder in 2009.

•                  Other:

•                  As of September 30, 2007, there were 938 repair shop bays at TA and Petro locations. This number includes 6 bays opened during the quarter ended September 30, 2007.

•                  As of September 30, 2007, there were 211 full service restaurants and 288 QSRs at TA and Petro locations. We did not open any new restaurants or QSRs during the quarter ended September 30, 2007.

•                  We currently plan to undertake a nearly complete redevelopment of two and a major re-imaging of six of our travel centers at a cost of $55 million. We expect these projects to be completed in 2008.

Conference Call:

On Tuesday, November 13, 2007, at 1:00 p.m. Eastern Time, we will host a conference call to discuss our financial results and other activities for the period ended September 30, 2007. Following our remarks, there will be a question and answer period.

The conference call telephone number is 888-211-0226. Participants calling from outside the United States and Canada should dial 913-312-9303. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Tuesday, November 20, 2007. To hear the replay, dial 719-457-0820. The replay pass code is 8435388.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com. Participants wanting to access the webcast should visit our web site about five minutes before the call. The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

Our travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, heavy truck repair facilities, stores and other services. Our nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS NEWS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS NEWS RELEASE MAY NOT OCCUR AS A RESULT OF THE FOLLOWING FACTORS, AMONG OTHERS:

•                  WE MAY BE UNABLE TO SUCCESSFULLY EXECUTE OUR BUSINESS PLAN TO ACQUIRE NEW SITES AND ENGAGE IN OTHER EXPANSION ACTIVITIES;

•                  WE MAY BE UNABLE TO REALIZE THE EXPECTED SYNERGIES FROM THE PETRO ACQUISITION;

•                  WE MAY BE UNABLE TO SECURE A WORKING CAPITAL LINE OF CREDIT FOR $100 MILLION OR FOR ANY AMOUNT;

•                  WE MAY BE UNABLE TO MANAGE OUR STAFF REORGANIZATION EFFECTIVELY AND ACHIEVE OUR CONTEMPLATED SAVINGS;

•                  WE MAY BE UNABLE TO DEVELOP OR OPERATE SITES WE PURCHASE AS PROFITABLE TRAVEL CENTERS AT ANY PARTICULAR TIME OR AT ALL;

•                  THE CAPITAL REQUIRED TO FUND OUR “OPERATION REFRESH” AND THE ACQUISITION AND IMPROVEMENT OF THE SITES WE EXPECT TO PURCHASE, DEVELOP OR REDEVELOP MAY EXCEED OUR EXPECTATIONS. IN ADDITION, THESE ACTIVITIES ARE SUBJECT TO VARIOUS CONDITIONS TO CLOSING, ZONING, PERMITTING AND/OR THIRD PARTY APPROVALS; THESE CONDITIONS OR APPROVALS MAY NOT BE SATISFIED OR OBTAINED AND THESE ACTIVITIES MAY NOT OCCUR ON THE TERMS OR TIMING WE NOW EXPECT OR MAY NOT OCCUR AT ALL.

RESULTS WHICH DIFFER FROM THOSE STATED OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS MAY BE CAUSED BY VARIOUS CHANGES IN OUR BUSINESS OR MARKET CONDITIONS, INCLUDING SOME WHICH ARE BEYOND OUR CONTROL. OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, UNDER “ITEM 1.A. RISK FACTORS.”

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Company	Predecessor
	Three months	Three months
	ended	ended
	September 30, 2007	September 30, 2006
Revenues:
Fuel	$1,447,583	$1,064,569
Non fuel	332,402	234,921
Rent and royalties	4,145	2,593
Total revenues	1,784,130	1,302,083

Cost of goods sold (excluding depreciation):
Fuel	1,392,628	1,017,967
Non fuel	143,088	98,899
Total cost of goods sold (excluding depreciation)	1,535,716	1,116,866

Operating expenses:
Site level operating	163,342	110,517
Selling, general & administrative	32,809	13,711
Real estate rent	59,615	2,785
Depreciation and amortization	5,711	18,616
Merger related	—	4,773
Total operating expenses	261,477	150,402

Income (loss) from operations	(13,063)	34,815

Equity in income of joint venture	547	—
Interest income	5,519	660
Interest expense	(5,588)	(12,704)
Income (loss) before income taxes	(12,585)	22,771
Provision (benefit) for income taxes	9,028	8,737
Net income (loss)	$(21,613)	$14,034

Weighted average shares outstanding:
Basic	13,884	6,937
Diluted	13,884	7,618

Earnings (loss) per common share:
Basic	$(1.56)	$2.02
Diluted	$(1.56)	$1.84

These financial statements should be read in conjunction with our Report on Form 10-Q for the period ended September 30, 2007 filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Company	Predecessor
	Eight months	One month	Nine months
	Ended	Ended	Ended
	September 30,	January 31,	September 30,
	2007	2007	2006
Revenues:
Fuel	$3,266,012	$285,053	$3,010,252
Non fuel	733,171	66,795	660,673
Rent and royalties	8,879	834	7,542
Total revenues	4,008,062	352,682	3,678,467

Cost of goods sold (excluding depreciation):
Fuel	3,153,507	270,694	2,899,156
Non fuel	309,611	27,478	275,071
Total cost of goods sold (excluding depreciation)	3,463,118	298,172	3,174,227

Operating expenses:
Site level operating	361,319	36,093	316,999
Selling, general & administrative	70,139	8,892	48,531
Real estate rent	136,719	931	8,063
Depreciation and amortization	18,879	5,786	51,545
Merger related	—	44,972	4,773
Total operating expenses	587,056	96,674	429,911

Income (loss) from operations	(42,112)	(42,164)	74,329

Other income	—	—	1,250
Debt extinguishment expenses	—	(16,140)	—
Equity in income of joint venture	737	—	—
Interest income	8,097	1,131	1,306
Interest expense	(10,655)	(5,345)	(36,322)
Income (loss) before income taxes	(43,933)	(62,518)	40,563
Provision (benefit) for income taxes	(2,911)	(40,470)	15,459
Net income (loss)	$(41,022)	$(22,048)	$25,104

Weighted average shares outstanding:
Basic	10,519	6,937	6,937
Diluted	10,519	6,937	7,562

Earnings (loss) per common share:
Basic	$(3.90)	$(3.18)	$3.62
Diluted	$(3.90)	$(3.18)	$3.32

These financial statements should be read in conjunction with our Report on Form 10-Q for the period ended September 30, 2007 filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

September 30,
2007
(unaudited)
Assets
Current assets:
Cash and cash equivalents	$279,317
Restricted cash	37,007
Restricted investments(1)	266,660
Accounts receivable, net	128,427
Inventories	139,822
Other current assets	47,251
Total current assets	898,484

Property and equipment, net	304,786
Goodwill	14,436
Intangible assets, net	48,297
Other noncurrent assets	18,769
Total assets	$1,284,772

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long term debt(1)	$266,093
Accounts payable	228,922
Other current liabilities	133,160
Total current liabilities	628,175
Commitments and contingencies
Capital lease obligations	107,620
Deferred income taxes	1,422
Other noncurrent liabilities	48,616
Total liabilities	785,833

Shareholders’ equity	498,939
Total liabilities and shareholders’ equity	$1,284,772

(1) Represents investments used to defease debt and the debt assumed in the Petro acquisition which is expected to be settled in February 2008.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007(1)	2006
EBITDAR: (3)
Net income (loss)	$(21,613)	$14,034	$(63,070)	$25,104
Add (deduct): income taxes	9,028	8,737	(43,381)	15,459
Add: depreciation and amortization	5,711	18,616	24,665	51,545
Deduct: equity in income of joint venture	(547)	—	(737)	—
Add: proportionate share of EBITDAR of joint venture	620	—	911	—
Deduct: interest income	(5,520)	(660)	(9,228)	(1,306)
Add: interest expense(2)	5,588	12,704	16,000	36,322
Add: real estate lease rent(2)	59,615	2,785	137,650	8,063
EBITDAR (3)	52,882	56,216	62,811	135,187

Add: employee retention and separation payments (4)	7,316	—	16,411	—
Add: nonrecurring merger related expenses (5)	—	4,773	44,972	4,773
Add: debt extinguishment expense	—		16,140	—
Add: noncash share based compensation expense (6)	260	290	4,528	11,946
Deduct: income from claim settlement (7)	—	—	—	(5,651)
Adjusted EBITDAR (1) (3)	$60,458	$61,279	$144,862	$146,255

(1)         Includes results related to Petro from May 30, 2007, the date of our acquisition, through September 30, 2007 and the results of our predecessor for the one month ended January 31, 2007.

(2)         Rent expense and interest expense recognized under generally accepted accounting principles, or GAAP, differs from our obligation to pay cash for rent under our leases. The expense we recognize under GAAP was in excess of the amounts we paid in cash for the periods shown by $4.3 million, $0.1 million, $11.5 million and $0.3 million, respectively.

(3)         We calculate EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and we define Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which we consider to be nonrecurring. We consider EBITDAR and Adjusted EBITDAR to be measures which are useful indications of our operating performance and our ability to pay rent or service debt, fund capital expenditures and expand our business. We believe that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help shareholders to understand our financial performance, including comparing our performance between periods and to other companies. However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by generally accepted accounting principles, or GAAP.

(4)         Employee retention and separation expenses represent expenses incurred for the applicable part of retention bonuses that will be paid to certain employees that remain in our employ for specified periods of time after our merger with our predecessor and after our Petro acquisition on May 30, 2007, plus salary and separation payments to former executive officers of our predecessor and severance payments made to employees terminated as a result of our staff reorganization.

(5)         This amount represents costs incurred by our predecessor in marketing itself for sale.

(6)         The noncash share based compensation expense relates to the vesting of options of our predecessor’s shares which were redeemed upon its change of control on January 31, 2007. Included in the 2007 amount is $260 related to common shares issued under equity incentive plan.

(7)         During the second quarter of 2006 our predecessor recognized income of $5,651 million as a result of settling two claims made in connection with certain transactions our predecessor completed in November 2000.

TRAVELCENTERS OF AMERICA LLC

SITE OPERATING DATA (1)

(in thousands, except where otherwise indicated)

	Three months ended September 30,			Nine months ended September 30,
	Company	Predecessor		Combined (2)	Predecessor
	2007	2006	Change	2007	2006	Change
Sites at end of period:
Company operated sites	187	139	48	187	139	48
Franchisee operated sites	47	23	23	47	23	23
Total	234	162	71	234	162	71

Diesel sales volume (gallons)	526,892	372,963	+41.3%	1,329,912	1,122,214	+18.5%
Gasoline sales volume (gallons)	64,719	53,466	+21.0%	167,642	154,619	+8.4%
Total fuel sales volume (gallons)	591,611	426,428	+38.7%	1,497,554	1,276,833	+17.3%

Total fuel gross margin	$54,483	$46,128	+18.1%	$125,497	$109,513	+14.6%

Total fuel gross margin (cents pergallon)	$0.092	$0.108	-14.9%	$0.084	$0.086	-2.3%

Total nonfuel revenues	$332,402	$234,921	+41.5%	$799,966	$660,673	+21.1%
Total nonfuel gross margin	$189,314	$136,022	+39.2%	$462,877	$385,602	+20.0%

Nonfuel gross margin percentage	57.0%	57.9%	-90.b.p.	57.9%	58.4%	-50	b.p.

Total gross margin	$243,797	$182,150	+33.8%	$588,374	$495,115	+18.8%
Site level operating expenses	$163,232	$110,421	+47.8%	$396,863	$320,716	+23.7%

Net	$80,565	$71,729	+12.3%	$191,511	$174,399	+9.8%

(1)          Except for the number of franchisee operated sites, includes operating data of company operated travel centers only and excludes data of travel centers operated by franchisees. Results of the Petro sites are included only for the period from May 30, 2007, to September 30, 2007.

(2)         The operating results presented for the nine months ended September 30, 2007, represent the sum of the results of the Company for the eight months ended September 30, 2007, including four months for the Petro sites, and the results of our predecessor for the one month ended January 31, 2007.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA – ALL SITES (1)

(in thousands, except where otherwise indicated)

	Three months ended September 30,
	Company	Predecessor and Petro
	2007	2006	Change

Number of company operated travel centers (3)	180	180

Diesel sales volume (gallons)	517,295	534,704	-3.3%
Gasoline sales volume (gallons)	62,122	65,993	-5.9%
Total fuel sales volume (gallons)	579,417	600,697	-3.5%

Total fuel revenues	$1,363,396	$1,391,864	-2.0%

Total fuel gross margin	$53,464	$69,080	-22.6%

Total fuel gross margin (cents per gallon)	$0.092	$0.115	-19.8%

Total nonfuel revenues	$322,660	$319,936	+0.9%
Total nonfuel gross margin	$185,407	$183,524	+1.0%

Nonfuel gross margin percentage	57.5%	57.4%	+10	b.p.

Total gross margin	$238,871	$252,604	-5.4%
Site level operating expenses (4)	$157,621	$151,970	+3.7%

Net	$81,251	$100,634	-19.3%

(1)         Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by our franchisees.

(2)         The operating results presented for the nine months ended September 30, 2007, represent the sum of the results of the Company for the eight months ended September 30, 2007, and the results of our predecessor for the one month ended January 31, 2007.

(3)          Includes travel centers that were continuously operated by us or our predecessor since January 1, 2006.

(4)          Excludes real estate rent expense.

The same site operating data provided above for our TravelCenters sites is based on the operating results of these sites for the respective periods, including periods prior to January 31, 2007, the date we acquired them.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA – TRAVELCENTERS SITES (1)

(in thousands, except where otherwise indicated)

	Three months ended September 30,				Nine months ended September 30,
	Company	Predecessor			Combined (2)	Predecessor
	2007	2006	Change		2007	2006	Change

Number of company operated travel centers (3)	137	137			137	137

Diesel sales volume (gallons)	360,819	371,286	-2.8%		1,100,534	1,113,921	-1.2%
Gasoline sales volume (gallons)	50,542	53,466	-5.5%		148,435	153,916	-3.6%
Total fuel sales volume (gallons)	411,361	424,752	-3.2%		1,248,969	1,267,837	-1.5%

Total fuel revenues	$966,534	$980,658	-1.4%		$2,737,180	$2,757,579	-0.7%

Total fuel gross margin	$37,901	$45,981	-17.6%		$103,042	$108,825	-5.3%

Total fuel gross margin (cents per gallon)	$0.092	$0.108	-14.9%		$0.083	$0.086	-3.9%

Total nonfuel revenues	$235,850	$232,326	+1.5%		$663,451	$652,554	+1.7%
Total nonfuel gross margin	$136,804	$134,504	+1.7%		$388,813	$380,824	+2.1%

Nonfuel gross margin percentage	58.0%	57.9%	+10	b.p.	58.6%	58.4%	+20	b.p.

Total gross margin	$174,705	$180,485	-3.2%		$491,855	$489,649	+0.5%
Site level operating expenses (4)	$114,144	$109,104	+4.6%		$328,367	$316,931	+3.6%

Net	$60,561	$71,381	-15.2%		$163,488	$172,718	-5.3%

(1)         Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by our franchisees.

(2)         The operating results presented for the nine months ended September 30, 2007, represent the sum of the results of the Company for the eight months ended September 30, 2007, and the results of our predecessor for the one month ended January 31, 2007.

(3)          Includes travel centers that were continuously operated by us or our predecessor since January 1, 2006.

(4)          Excludes real estate rent expense.

The same site operating data provided above for our TravelCenters sites is based on the operating results of these sites for the respective periods, including periods prior to January 31, 2007, the date we acquired them.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA – PETRO SITES (1)

(in thousands, except where otherwise indicated)

	Three months ended September 30				Nine months ended September 30,
	Company	Petro (2)			Combined (3)	Petro (2)
	2007	2006	Change		2007	2006	Change

Number of travel centers(4)	43	43			43	43

Diesel sales volume (gallons)	156,476	163,418	-4.2%		480,208	503,862	-4.7%
Gasoline sales volume (gallons)	11,580	12,527	-7.6%		33,987	33,691	+0.9%
Total fuel sales volume (gallons)	168,056	175,945	-4.5%		514,195	537,553	-4.3%

Total fuel revenues	$396,862	$411,206	-3.5%		$1,135,681	$1,180,952	-3.8%

Total fuel gross margin	$15,563	$23,099	-32.6%		$44,597	$54,162	-17.7%

Total fuel gross margin (cents per gallon)	$0.093	$0.131	-29.5%		$0.087	$0.101	-13.9%

Total nonfuel revenues	$86,810	$87,610	-0.9%		$251,446	$251,003	+0.2%
Total nonfuel gross margin	$45,603	$49,020	-0.9%		$140,187	$143,310	-2.2%

Nonfuel gross margin percentage	56.0%	56.0%	0	b.p.	55.8%	57.1%	130	b.p.

Total gross margin	$64,166	$72,119	-11.0%		$184,784	$197,472	-6.4%
Site level operating expenses (5)	$43,477	$42,866	+1.4%		$127,458	$125,240	+1.8%

Net	$20,690	$29,253	-29.3%		$57,326	$72,232	-20.6%

(1)         Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by our franchisees.

(2)        The Petro sites were not owned or operated by us during the 2006 periods.

(3)        The operating results presented for the nine months ended September 30, 2007, represent the sum of the results of the Petro sites for the period from May 30, 2007, through September 30, 2007, when they were owned by us and for the period from January 1, 2007 through May 29, 2007 when they were owned by the previous owner.

(4)         Includes travel centers that were continuously operated by Petro since January 1, 2006.

(5)         Excludes real estate rent expense.

The same site operating data provided above for our Petro sites is based on the operating results of these sites for the respective periods, including periods prior to May 30, 2007, the date we acquired them.

(End)